EHIBIT 4.3


                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT is made effective as of May 1, 2000, by and among 596319 B.C. LTD., a British Columbia corporation (the "Vendor") and COAST FALCON RESOURCES LTD. (the "Purchaser").


                                    RECITALS


A. The Vendor owns certain rights to a number registered internet domain names set out on Schedule A hereto (the "Names").

B. The Vendor desires to sell and the Purchaser desires to purchase the Names, pursuant to the terms and conditions set forth below.


                                    AGREEMENT


NOW THEREFORE, in consideration of the mutual agreements, covenants, conditions, representations and warranties contained in this Agreement, the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1.  Purchase  of  Assets.
    ---------------------

     1.1 Purchase and Sale. On the Closing Date (as defined below), the Purchaser shall purchase from the Vendor, and the Vendor shall sell, convey, transfer and assign to the Purchaser, the Vendor's right and beneficial interest in and to the Names.

     1.2 Trust Declaration. The Vendor shall continue hold legal title to the Names, after the Closing Date, in trust for the sole benefit and use of the Purchaser in accordance with the provisions set out in Section 4 of this Agreement.

     1.3 Renewal. The Purchaser acknowledges and agrees that it shall be solely responsible to renew, at its own expense, the registration of the Names as required upon the expiry of the registration term.

     1.4 Obligations. Except for the obligations of the Purchaser under this Agreement, the Purchaser shall not assume, pay, perform or discharge (or cause to be paid, performed or discharged) any liabilities, expenses or obligations of the Vendor, whether fixed, unliquidated, absolute, contingent, known, unknown or otherwise.

     1.5 Purchase Price. On the Closing Date the Purchaser shall deliver to the Vendor a promissory note in favor of the Vendor in the amount of FORTY THOUSAND ($40,000.00) substantially in the form attached hereto as Schedule B.

     1.6 Royalties. The Purchaser shall pay and deliver to the Vendor, upon receipt by the Purchaser, fifteen percent (15%) of all cash and other non-cash consideration received by the Purchaser at any time and from time to time after the effective date of the Agreement up to the close of business on April 30, 2005, to a maximum of $1,000,000 (non-cash consideration shall be valued at the time of receipt).

     1.7 Closing. The consummation of the transaction contemplated herein shall take place on September 15, 2000, or at such other time the parties hereto mutually may determine (the "Closing Date").

     1.8 Conditions. The consummation of the transaction contemplated hereby is subject to the approval of the shareholders of the Vendor and the Purchaser. If such approvals are not obtained by September 15, 2000 this Agreement shall be terminated and have no further force or effect unless the parties hereto mutually determine otherwise.


2.  Representations  and  Warranties of the Purchaser.  The Purchaser represents
    -------------------------------------------------
and  warrants  to  the  Vendor  that  now  and  as  of  the  Closing  Date:

     2.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations thereunder.

     2.2 Authorization. All corporate action on the part of the Purchaser, and its officers, directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated therein has or will be taken prior to the Closing Date. The Company will seek to obtain shareholder approval of the transaction contemplated hereby prior to the Closing Date.

     2.3 Infringement. The Purchaser acknowledges and understands that the Vendor does not own nor is it conveying hereunder any trademarks or copyrights, and that the Purchaser has made no representation or warranty that the use of the Names will not infringe upon any third party rights under existing trademarks or copyrights.


3.   Representations and Warranties of the Vendor.   The  Vendor  represents and
     --------------------------------------------
warrants  to  the  Purchaser  that  now  and  as  of  the  Closing  Date:

     3.1 Organization. The Vendor is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia and has all requisite corporate power and authority to enter into this Agreement and perform its obligations thereunder.

     3.2 Authorization. All corporate action on the part of the Vendor, and its officers and directors, necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein has or will be taken prior to the Closing Date. The Company will seek to obtain shareholder approval of the transaction contemplated hereby prior to the Closing Date.

     3.3  Ownership . To the best of its knowledge, understanding and belief the
          Vendor: (i) is the legal and beneficial owner of the Names, and (ii) has the full right to sell the Names pursuant to the terms of this Agreement.

     3.4 Other Interests. To the best of its knowledge, understanding and belief, there are no royalty or other interests of any nature whatsoever in the Names, except as disclosed herein.


4.     Trust  Declaration.
       ------------------

     4.1 The Vendor hereby declares that it shall hold legal title to the Names irrevocably in trust for the use, benefit, and advantage of the Purchaser.

     4.2  The Vendor represents, warrants and covenants that it shall:

          (i) not sell, transfer, assign, hypothecate, pledge or otherwise dispose of or encumber any of the Names without the express written consent of the Purchaser; and

          (ii) make such applications and execute all such documents and do all such dealings as is reasonably required by the Purchaser to protect its beneficial interest or to facilitate any request made by the Purchaser to effect a change in its beneficial interest in the Names.

     4.3 The Vendor irrevocably appoints the Purchaser to be its lawful attorney in its name.

     4.4 The Purchaser hereby agrees and acknowledges that it shall pay all costs of any kind or nature that arise, after the effective date hereof, in connection with the Names, including but limited to future registration costs, legal fees and taxes.


5.   Indemnification.  The  Purchaser  shall  defend,  indemnify  and  hold  the
     ---------------
     Vendor and its directors, officers and representatives and their Affiliates and Associates (the "Indemnified Persons") harmless from and against, and reimburse the Vendor forthwith with respect to, any and all losses, claims, damages, liabilities, judgements, settlements, costs and expenses of every nature whatsoever, including reasonable lawyer's fees, incurred by the Vendor by reason of or arising out of or in connection with any threatened or actual legal, regulatory or other proceedings, arbitration, claims or hearings of any nature whatsoever as a result of any matters connected to the ownership, use, sale or lease of the Names.

6.   Competition
     -----------

     The Purchaser acknowledges that the Vendor has retained legal and beneficial ownership to certain other internet domain names set out on Schedule C and that the Vendor may sell, transfer or use any of said assets in any manner the Vendor determines at its sole discretion without any consent or agreement of the Purchaser.


7.   Miscellaneous.
     -------------

     7.1 Expenses. The Purchaser shall pay for all costs incurred in connection with the purchase and sale of the Names, including but not limited to legal and accounting fees.

     7.2 Transfer, Sales and Property Taxes. The Purchaser shall pay any transfer, sales, purchase or use or similar tax imposed under law of any nation, province or any county, city or political subdivision thereof, arising out of the transaction contemplated by this Agreement and any filing or recording fees payable in connection with the instruments of transfer provided for herein.

     7.3 Entire Agreement. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements, of the parties hereto with respect to the transaction contemplated by this Agreement.

     7.4 Successors and Assigns. This Agreement will be fully binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and legal representatives.

     7.5 Amendment. No change, obligation or amendment of any provision of this Agreement will be valid unless set forth in written amendment to this Agreement signed by both parties hereto.

     7.6 Governing Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the province of British Columbia.

     7.7 Remedies and Warranties Disclaimer. IN NO EVENT SHALL THE VENDOR BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST REVENUES OR PROFITS, OR LOST DATA OR USE INCURRED BY ANY PARTY, HOWEVER CAUSED, NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS EXPRESSLY AND SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE VENDOR DOES NOT MAKE AND HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES.

     7.8 Cooperation. The parties hereto agree to execute all such further documents and to do all such further acts as may be reasonably required in order to complete any portion of the transactions contemplated hereby.

     7.9 Counterparts. This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the day and year first above written.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 26th day of June, 2000.


596319  B.C.  LTD.

As  per:

  /s/  Bill  McCartney
-----------------------
Authorized  Signatory


COAST FALCON RESOURCES LTD.

As  per:

  /s/  Vernon  Meyer
---------------------
Authorized  Signatory

                                   SCHEDULE  "A"

                                      NAMES

accessinside.com         accommodationinside.com     accommodationsinside.com
accountantinside.com     advertiseinside.com         advertiseitinside.com
advertisinginside.com    adviceinside.com            airfareinside.com
airlineinside.com        alabamainside.com           albertainside.com
amarilloinside.com       anchorageinside.com         anniversaryinside.com
antiquesinside.com       appliancesinside.com        architectinside.com
arizonainside.com        arkansasinside.com          astrologyinside.com
atlantainside.com        atlasinside.com             attorneyinside.com
auctionitinside.com      auctionsinside.com          automobilesinside.com
autopartsinside.com      autoracinginside.com        autosinside.com
baltimoreinside.com      bankinginside.com           bargaininside.com
baseballinside.com       basketballinside.com        bcinside.com
beerinside.com           betinside.com               bettinginside.com
bikinginside.com         birminghaminside.com        birthdayinside.com
blackjackinside.com      bmxinside.com               boatsinside.com
boiseinside.com          booksinside.com             borrowinside.com
bostoninside.com         bowlinginside.com           boxinginside.com
boxofficeinside.com
buffaloinside.com        bungeeinside.com            businessworldinside.com
buyandsellinside.com                                 calgaryinside.com
californiainside.com     camerasinside.com           campinginside.com
canadainside.com         careersinside.com           carsinside.com
cashinside.com           celebritiesinside.com       charlestoninside.com
                         chicagoinside.com           childrenswearinside.com
chiropractorinside.com   christmasinside.com         cincinnatiinside.com
classifiedsinside.com    clevelandinside.com         clothinginside.com
collectiblesinside.com   cologneinside.com           coloradoinside.com
columbusinside.com       computergamesinside.com     computerinside.com
computersinside.com      computersoftwareinside.com  connecticutinside.com
connectinside.com        consultantinside.com        cookinginside.com
cookinside.com           cosmeticsinside.com         crapsinside.com
creditcardsinside.com    cricketinside.com           cruiseinside.com
cruisesinside.com        cyclinginside.com           dallasinside.com
daytradinginside.com     delawareinside.com          demoineinside.com
                         dentistinside.com           denverinside.com
dialinside.com           dietinside.com              directoryinside.com
discountsinside.com      doctorinside.com
downloaditinside.com     drugsinside.com             easterinside.com
editorialinside.com      edmontoninside.com          educationinside.com
electronicsinside.com    employmentinside.com        engineerinside.com
entertainmentinside.com                              eventsinside.com
extremesportsinside.com  eyesinside.com              fashioninside.com
fathersdayinside.com     financialworldinside.com
fishinginside.com        fitnessinside.com           fixitinside.com
floridainside.com        floristinside.com           flowersinside.com
footballinside.com       fortworthinside.com         freestuffinside.com
furnitureinside.com      gamblinginside.com          gaminginside.com
gardeninginside.com      gardeninside.com            georgiainside.com
                         getyourassinside.com        golfinginside.com
graduateinside.com       greenbayinside.com          greetingcardsinside.com
groceriesinside.com      groceryinside.com           haircareinside.com
halloweeninside.com      hardwareinside.com          hartfordinside.com
hawaiiinside.com         healthcareinside.com        hobbiesinside.com
hockeyinside.com         holidayinside.com           holidaysinside.com
homeinside.com           honoluluinside.com          horoscopeinside.com
horseracinginside.com    hotelsinside.com            houstoninside.com
huntinginside.com        idahoinside.com             illinoisinside.com
incomeinside.com         indianainside.com           indianapolisinside.com
infomercialinside.com    inlineskatinginside.com     insuranceinside.com
investinside.com         investmentbankerinside.com  investmentinside.com
investmentsinside.com    iowainside.com              ipoinside.com
jacksonvilleinside.com   jewelryinside.com
kansascityinside.com     kansasinside.com            kauaiinside.com
kentuckyinside.com       kitcheninside.com           knoxvilleinside.com
ladieswearinside.com                                 lasvegasinside.com
laughlininside.com       lawinside.com               lawyerinside.com
                         leaseinside.com             leaseitinside.com
libraryinside.com        lingerieinside.com          liqourinside.com
littlerockinside.com     lodginginside.com           longdistanceinside.com
losangelesinside.com     louisianainside.com         louisvilleinside.com
luggageinside.com        magazinesinside.com         mailboxinside.com
maineinside.com          makeupinside.com            mallinside.com
manitobainside.com       mapsinside.com              marketinginside.com
marylandinside.com       massachusettsinside.com     mauiinside.com

memorabiliainside.com    memphisinside.com           menswearinside.com
miamiinside.com          michiganinside.com          milwaukeeinside.com
minivansinside.com       minneapolisinside.com       minnesotainside.com
mississippiinside.com    missouriinside.com          montanainside.com
montrealinside.com       mortgageinside.com          mortgagesinside.com
mothersdayinside.com     motorcrossinside.com        motorcyclesinside.com
motorsportsinside.com    moviesinside.com            musicworldinside.com
mutualfundinside.com     mutualfundsinside.com       nashvilleinside.com
nebraskainside.com       nevadainside.com            newbrunswickinside.com
newfoundlandinside.com   newhamsphireinside.com      newjerseyinside.com
newmexicoinside.com      neworleansinside.com        newsworldinside.com
newyorkinside.com        newyorkinside.com           northcarolinainside.com
northdakotainside.com    novascotiainside.com        nwtinside.com
                         oahuinside.com
ohioinside.com           oklahomacityinside.com      oklahomainside.com
                         onlinetradinginside.com     ontarioinside.com
                         opticalinside.com           optometristinside.com
oregoninside.com         orlandoinside.com           ottawainside.com
palmbeachinside.com      palmspringsinside.com       peiinside.com
pennsylvaniainside.com   perfumeinside.com           petsinside.com
philadelphiainside.com   phoenixinside.com           phoneinside.com
photographyinside.com    physicianinside.com         pittsburginside.com
playinside.com                                       playoffsinside.com
pokerinside.com          portlandinside.com          postofficeinside.com
prescriptionsinside.com  progolfinside.com           promoteitinside.com
promotioninside.com      prosportsinside.com         psychicinside.com
quebecinside.com                                     racinginside.com
readitinside.com         realestateinside.com        realtorinside.com
recreationinside.com     renoinside.com              renovationsinside.com
rentacarinside.com       rentalcarinside.com         rentalcarsinside.com
rentalsinside.com        rentinside.com              rentitinside.com
reservationsinside.com   resortsinside.com           rhodeislandinside.com
richmondinside.com       rockclimbinginside.com      rodeoinside.com
rollerbladinginside.com  rouletteinside.com          rrspinside.com
rugbyinside.com          runninginside.com           sacramentoinside.com
salesinside.com          saltlakecityinside.com      samplesinside.com
sanantonioinside.com     sandiegoinside.com          sanfransicoinside.com
saskatchewaninside.com   schoolsinside.com           scoreboardinside.com
scubadivinginside.com    securityinside.com          seeitinside.com
sellinside.com                                       shoesinside.com
shoppinginside.com       showbizinside.com           skateboardinginside.com
skiinginside.com         skincareinside.com          skydivinginside.com
slotsinside.com          Snowboardinginside.com      soccerinside.com
southcarloinainside.com  southdakota.com             sportinggoodsinside.com
sportsbookinside.com     sportsnewsinside.com        sportspoolinside.com
sportswearinside.com     sportsworldinside.com       stampsinside.com
stlouisinside.com        stockbrokerinside.com       stockmarketinside.com
stockquoteinside.com     stockquotesinside.com       stpaulinside.com
streetlugeinside.com     subscribeinside.com         surfinginside.com
swimminginside.com       tampabayinside.com          tennesseeinside.com
tennisinside.com         texasinside.com             thanksgivinginside.com
theatreinside.com        tiresinside.com             toolsinside.com
torontoinside.com        tourisminside.com           toursinside.com
                         trackandfieldinside.com
tradeitinside.com        travelagentinside.com       travelinginside.com
travelworldinside.com    tripsinside.com             trucksinside.com
unitedstatesinside.com   universityinside.com        usedcarsinside.com
utahinside.com           vacationinside.com          vacationsinside.com
valentinesdayinside.com  vancouverinside.com         vansinside.com
vegasinside.com          vermontinside.com           veterinarianinside.com
victoriainside.com       videogamesinside.com        videosinside.com
virginainside.com        vitaminsinside.com          volleyballinside.com
washingtondcinside.com   washingtoninside.com        washingtoninside.com
waterskiinginside.com    weatherinside.com           weddingsinside.com
westvirginainside.com    windsurfinginside.com       wineinside.com
wisconsininside.com      wrestlinginside.com         wyominginside.com
yukoninside.com

                                  SCHEDULE  "B"

                                PROMISSORY  NOTE


As required by the Asset Purchase Agreement made by and between the undersigned and 596319 B.C. Ltd. ("Vendor") effective May 1, 2000 (the "Agreement"), the undersigned hereby promises to pay the sum of FORTY THOUSAND DOLLARS ($40,000.00) to the Vendor, without interest forthwith on the earlier of:

     (a) the date on which the undersigned is in receipt of sale or lease proceeds, from the sale or lease of any of the internet domain names it purchased from the Vendor under the Agreement, having an aggregate value of $40,000.00;

     (b) the date on which the undersigned is in receipt of proceeds from the sale and issue of securities of the undersigned, after the date hereof, having an aggregate value of $200,000.00; and

     (c)  June 30, 2001


DATED at Vancouver, B.C. this ___ day of September, 2000.


COAST  FALCON  RESOURCES  LTD.

As  per:

______________________________
Authorized  Signatory

                                  SCHEDULE  "C"

                            NAMES RETAINED BY VENDOR


1.   BROKERinside.com
2.   QUOTESinside.com
3.   MDinside.com
4.   OFFICEinside.com
5.   GARAGEinside.com
6.   FLYinside.com
7.   LEARNinside.com
8.   JOBSinside.com
9.   FINDITinside.com
10.  GETITinside.com
11.  BUYITinside.com
12.  SELLITinside.com
13.  PLAYITinside.com
14.  DOITinside.com
15.  CHATinside.com
16.  ESCORTinside.com
17.  MEETMEinside.com
18.  OPINIONSinside.com
19.  BROADCASTinside.com
20.  DEMOinside.com
21.  TOYSinside.com
22.  MBAinside.com
23.  TRADEinside.com
24.  NYCinside.com
25.  LAinside.com